UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 28, 2024
Date of Report (date of earliest event reported)
 _________________________________________________________
Salesforce, Inc.
(Exact name of registrant as specified in its charter)
__________________________________________________________

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Salesforce Tower
415 Mission Street, 3rd Fl
San Francisco, California 94105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 901-7000
N/A
(Former name or former address, if changed since last report)
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition.
On August 28, 2024, Salesforce, Inc. (the “Company”) issued a press release announcing its results for the fiscal quarter ended July 31, 2024. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.
The information furnished with this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2024, the Company announced that Amy Weaver will step down from her role as President and Chief Financial Officer of the Company effective upon the appointment of her successor or upon the filing of the Company’s annual report on Form 10-K for the fiscal year ending January 31, 2025 (the “10-K Filing Date”), if earlier. Thereafter, Ms. Weaver has agreed to continue to serve the Company as Special Advisor to the Chief Executive Officer through April 2026, assisting in the transition of her duties, transaction integration and activities, transformation-related projects, and customer-related matters. The Company’s search process to fill the Chief Financial Officer role will consider internal and external candidates.
The Company has entered into an agreement (the “Transition Agreement”) with Ms. Weaver setting forth the terms of Ms. Weaver’s transition arrangements. Ms. Weaver will be employed on a full-time basis through the 10-K Filing Date and will thereafter be reasonably available to the Company for up to thirty hours per week during the remainder of her employment as Special Advisor (the “Transition Period”). The Transition Period may be terminated earlier by the Company for cause, as defined in the Transition Agreement, or by Ms. Weaver for any reason upon ten days’ written notice, and the Transition Agreement provides for automatic termination upon Ms. Weaver’s acceptance of employment or other full-time services with a third party. Through the 10-K Filing Date, Ms. Weaver’s cash compensation will be composed of salary at her current rate and annual bonus. For the remainder of the Transition Period, her cash compensation will be calculated based on a rate of $75,000 per year. During the Transition Period, previously granted equity awards will continue to vest in accordance with their terms. The Transition Agreement provides for a customary release of claims by Ms. Weaver and reaffirmation of her obligations under an employee inventions and proprietary rights assignment agreement.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

99.1	Press Release dated August 28, 2024
104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 28, 2024	Salesforce, Inc.

/s/ Sundeep Reddy
Sundeep Reddy Executive Vice President, Chief Accounting Officer (Principal Accounting Officer)